ROIC
RETAIL OPPORTUNITY INVESTMENTS CORPORATION

October 24, 2012

Ms. Laurie Sneve
3375 Avenue Nieve
Carlsbad, California 92009

Dear Laurie:

This letter will confirm the terms of your employment with Retail Opportunity Investments Corp.

1. **Title:**

   Vice President / Corporate Controller

2. **Base Salary:**

   Initial annual salary shall be $200,000, on an exempt employee basis.

3. **Performance Reviews:**

   February 1, 2012 and annually on February 1 thereafter.

4. **Annual Bonus:**

   You will be eligible for an annual bonus in an amount between zero and 100% of your annual salary.

5. **Benefits:**

   Standard health/dental, life and disability insurance commencing ninety-days from the date of hire. Retail Opportunity Investments Corp. will reimburse you for your COBRA payments made during the ninety-day waiting period.

6. **Vacation:**

   Four weeks per year in accordance with the Retail Opportunity Investments Corp. Employee Handbook.

7. **Hire Date:**

   November 28, 2012.

8. **Terms of Employment:**

Both Retail Opportunity Investments Corp. and you agree that employment is at will. Either party may terminate employment at any time with or without cause.

9. **Severance:**

In the event the employment is terminated by Retail Opportunity Investments Corp, severance will be paid in accordance with the Retail Opportunity Investments Corp. Employment Handbook.

10. **Car Allowance:**

$400 per month.

11. **Expenses:**

Expenses incurred on behalf of Retail Opportunity Investments Corp, will be reimbursed in accordance with Retail Opportunity Investments Corp. Employee Handbook.

12. **Restricted Stock:**

You will receive a grant of 15,000 shares of restricted stock vesting over four years.

13. **Stock Options:**

You will receive a grant of 15,000 shares of stock options vesting over four years.

This document is not a contract. It serves to document the final understanding of the terms of employment and supersedes any previous verbal or written employment terms.

If the above is satisfactory to you, kindly execute two copies of the same and return one copy to me.

Sincerely,

Retail Opportunity Investments Corp.

Stuart A. Tanz
Chief Executive Officer

AGREED and ACKNOWLEDGED on this 24th day of October 2012.

Signature: Laurie Sneve

Retail Opportunity Investments Corp
8905 Towne Centre Drive, Suite 108, San Diego, CA 92122 Ph: (858) 677-0900 Fx: (858) 408-3810 (HR/Benefits)
NASDAQ: ROIC